Exhibit 99(h)(i)(20)

NINETEENTH AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS NINETEENTH AMENDMENT effective as of April 27, 2023, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between Tidal ETF Trust, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following series of the Trust to Amended Exhibit A:

●	Non-Traded REIT Fund Tracker ETF;

change the name of the following series:

●	from the Home Appreciation U.S. REIT ETF to the Residential REIT Income ETF; and

remove the following series:

●	Newday Sustainable Development Equity ETF.

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Nineteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST	TIDAL ETF SERVICES LLC

On behalf of each series listed on Amended

Exhibit A attached hereto

By:	/s/ Eric W. Falkeis	By:	/s/ Daniel H. Carlson
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief Financial Officer

Amended Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Tidal ETF Trust

Name of Series

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Be Your Own Boss ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF
SoFi Web 3 ETF
SoFi Smart Energy ETF

RPAR Risk Parity ETF UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF
ATAC Equity Leverage Rotation ETF

Gotham Enhanced 500 ETF
Gotham 1000 Value ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Rising Rates ETF

Residential REIT Income ETF
Non-Traded REIT Fund Tracker ETF

Elevate Shares 2X Daily BLOK ETF
Elevate Shares 2X Daily METV ETF
Elevate Shares 2X Daily BETZ ETF

Newday Ocean Health ETF
Newday Diversity, Equity & Inclusion ETF

Ionic Inflation Protection ETF

Constrained Capital ESG Orphans ETF
Constrained Capital ESG Orphans Daily Inverse ETF

Aztlan Global Stock Selection DM SMID ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Noble Absolute Return ETF

God Bless America ETF

Subversive Cannabis ETF

3